UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (510) 683-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 27, 2006, the Compensation Committee of the Board of Directors of AXT, Inc. approved stock option grants to each of the Company’s executive officers.  The stock option grants are subject to the terms and conditions of the form of Stock Option Agreement previously filed as Exhibit 99.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2005.  The exercise price of each of the stock options is $4.81, the closing price of AXT’s common stock on October 27, 2006 as reported by The NASDAQ Global Market.  The following table sets forth the number of shares subject to each option grant to the respective executive officers:

Name	Shares Subject to Option Grant

Philip C.S. Yin	25,000
Chief Executive Officer

Wilson W. Cheung	15,000
Chief Financial Officer

Minsheng Lin	15,000
Chief Operating Officer

Davis Zhang	15,000
President, Joint Venture Operations

John J. Cerilli	15,000
Vice President, Global Sales and Marketing

Vesting of each option commenced on October 27, 2006, the date of grant, and continues over four years at the rate of 1/4 on the one-year anniversary of the date of grant, and 1/48th per month thereafter.

Item 2.02 Results of Operations and Financial Condition

On October 30, 2006, AXT, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2006.  A copy of the Company’s press release, announcing the results, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 hereto discussing the Company’s results of operations and financial condition for the quarter ended September 30, 2006, is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 2.06 Material Impairments

In connection with the evaluation of its real property owned in the United States during the quarter ended September 30, 2006, the Company concluded that it would incur a one-time charge of approximately $1.4 million to write down the book value of the property to its net realizable value.  This action was taken as a result of a fair value analysis of this property obtained by the Company in September 2006 from an independent third-party appraiser.  The valuation was obtained upon completion of repair and clean-up efforts and in preparation for listing the property for sale.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated October 30, 2006, regarding the financial results of AXT, Inc. for the quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: October 30, 2006	By:	/s/ wilson w. cheung
Wilson W. Cheung
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 30, 2006, regarding the financial results of AXT, Inc. for the quarter ended September 30, 2006.